Exhibit 23.3

CONSENT OF LEE KEELING AND ASSOCIATES

As independent oil and gas consultants, Lee Keeling and Associates. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, and 333-118325), Form S-3 (File Nos. 333-61508, 333-104394, 333-116461, and 333-119313), and Form S-4 (File No. 333-118378) of Chesapeake Energy Corporation of information from our reserve report dated February 22, 2005, entitled “Appraisal Oil and Gas Properties Interests Owned by Chesapeake Energy Corporation Selected Properties Constant Prices and Expenses Effective Date January 1, 2005” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 7, 2005.

/s/    LEE KEELING AND ASSOCIATES

Tulsa, Oklahoma

March 7, 2005